                                  EXHIBIT 12.1

DEFINITION: EARNINGS (DEFINED AS INCOME BEFORE GAIN ON SALE OF REAL ESTATE AND EXTRAORDINARY ITEMS AND FIXED CHARGES DIVIDED BY FIXED CHARGES (DEFINED AS INTEREST EXPENSES (INCLUDING INTEREST COSTS CAPITALIZED) AND THE PORTION OF RENT EXPENSE REPRESENTING AN INTEREST FACTOR (CAPITAL LEASES)

                                         DUKE REALTY INVESTMENTS, INC.
----------------------------------------------------------------------------------------------------------------
                                                                   YEAR ENDED DECEMBER 31,
                                              ------------------------------------------------------------------
                                                  1996          1995          1994          1993         1992
                                              ------------  ------------  ------------  ------------  ----------
CONSOLIDATED NET INCOME (LOSS) APPLICABLE TO
 COMMON SHAREHOLDERS                           $50,872,000   $35,019,000   $26,216,000   $ 5,013,000  $ (653,000)
ALLOCATION TO PREFERRED SHARES                   2,559,000             0             0             0           0
(GAIN) LOSS ON PROPERTY SALES                   (4,532,000)     (283,000)   (2,198,000)     (517,000)    (66,000)
DRLP MINORITY INTEREST                           7,184,000     6,530,000     6,751,000     1,657,000           0
AMORTIZATION OF DEFERRED FINANCING COSTS         1,208,000     1,218,000     1,251,000       294,000     184,000
INTEREST EXPENSE                                31,344,000    21,424,000    18,920,000    10,334,000   1,582,000
                                              ------------  ------------  ------------  ------------  ----------
  EARNINGS BEFORE FIXED CHARGES                 88,635,000    63,908,000    50,940,000    16,781,000   7,047,000
                                              ------------  ------------  ------------  ------------  ----------
                                              ------------  ------------  ------------  ------------  ----------
INTEREST EXPENSE                                31,344,000    21,424,000    18,920,000    10,334,000   7,582,000
ALLOCATION TO PREFERRED SHARES                   2,559,000             0             0             0           0
AMORTIZATION OF DEFERRED FINANCING COSTS         1,208,000     1,218,000     1,251,000       294,000     184,000
INTEREST COSTS CAPITALIZED                       5,525,000     4,198,000     1,681,000             0           0
                                              ------------  ------------  ------------  ------------  ----------
  TOTAL FIXED CHARGES                          $40,636,000   $26,840,000   $21,852,000   $10,628,000  $7,766,000
                                              ------------  ------------  ------------  ------------  ----------
                                              ------------  ------------  ------------  ------------  ----------
FIXED CHARGE RATIO                                    2.18          2.38          2.33          1.58        0.91
                                              ------------  ------------  ------------  ------------  ----------
                                              ------------  ------------  ------------  ------------  ----------

(1) THE EARNINGS WERE INADEQUATE IN THESE YEARS TO COVER FIXED CHARGES. THE EARNINGS SHORTFALLS RESULTING IN THE COVERAGE DEFICIENCIES ARE AS FOLLOWS:

                               1992       719,000

THESE DEFICIENCIES OCCURRED BEFORE THE COMPANY'S REORGANIZATION IN OCTOBER 1993 WHICH HAS RESULTED IN SUFFICIENT COVERAGE RATIOS SUBSEQUENT TO THE REORGANIZATION.

                                         DUKE REALTY LIMITED PARTNERSHIP
-----------------------------------------------------------------------------------------------------------------
                                                                   YEAR ENDED DECEMBER 31,           PERIOD ENDED
                                                           ----------------------------------------  DECEMBER 31,
                                                               1996          1995          1994          1993
                                                           ------------  ------------  -------------  -----------

CONSOLIDATED NET INCOME (LOSS) AVAILABLE TO COMMON UNITS    $58,713,000   $41,600,000   $32,968,000  $ 7,660,000
ALLOCATION TO PREFERRED SHARES                                2,559,000             0             0            0
(GAIN) LOSS ON PROPERTY SALES                                (4,532,000)     (283,000)   (2,198,000)    (517,000)
AMORTIZATION OF DEFERRED FINANCING COSTS                      1,208,000     1,218,000     1,251,000      136,000
INTEREST EXPENSE                                             31,344,000    21,462,000    18,920,000    4,605,000
                                                           ------------  ------------  ------------  ------------
  EARNINGS BEFORE FIXED CHARGES                              89,292,000    63,997,000    50,941,000   11,884,000
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
INTEREST EXPENSE                                             31,344,000    21,462,000    18,920,000    4,605,000
ALLOCATION TO PREFERRED SHARES                                2,559,000             0             0            0
AMORTIZATION OF DEFERRED FINANCING COSTS                      1,208,000     1,218,000     1,251,000      136,000
INTEREST COSTS CAPITALIZED                                    5,525,000     4,198,000     1,681,000            0
                                                           ------------  ------------  ------------  ------------
  TOTAL FIXED CHARGES                                       $40,636,000   $26,878,000   $21,852,000  $ 4,741,000
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
FIXED CHARGE RATIO                                                 2.20          2.38          2.33         2.51
                                                           ------------  ------------  ------------  ------------
                                                           ------------  ------------  ------------  ------------
